Poster: P250
Abstract: 516

Chimeric Antigen Receptor-Modified T Cells for the Immunotherapy of Patients with Her-1 expressing advanced relapsed/refractory Non-Small Cell Lung Cancer

K.C. Feng[1], Y.L. Guo[2], H.R. Dai[2], Y. Wang[2], S.X. Li[3], Q.M. Yang[1], M.X. Chen[1], Y. Zhang[1], Y.J. Zhang[1], C.M. Wang[1], W.Y. Zhang[1], X. Li[4], W.D. Han[2]

[1]Department of Bio-therapeutic, Institute of Basic Medicine, Chinese PLA General Hospital; [2]Department of Immunology/Bio-therapeutic, Institute of Basic Medicine, Chinese PLA General Hospital;
[3]Department of Geriatric Hematology, Chinese PLA General Hospital; [4]Department of Molecular Biology, Institute of Basic Medicine, Chinese PLA General Hospital
Correspondence to: Prof W.D. Han, MD, Department of Immunology/Bio-therapeutic, Chinese PLA General Hospital, Beijing 100853, China; E-mail: hanwdrsw69@yahoo.com

BACKGROUND

- The initial successes achieved by chimeric antigen receptor-modified T (CART) cells in hematological malignancies raised possibility of the technology treating solid tumors, such as non-small cell lung cancer (NSCLC).
- In this study, we evaluated the safety, feasibility and efficacy of CART cells specifically targeting human epidermal receptor 1 (Her-1) in advanced relapsed or multidrug resistant NSCLC with Her-1 (EGFR) expression.

MATERIAL AND METHODS

Study design

- We conducted a phase I clinical study (NCT01869166) in which patients with Her-1 positive advanced relapsed/refractory NSCLC, providing written informed consent before enrollment, received dose escalating infusions of CART-Her-1 cells with or without conditioning chemotherapy.
- Autologous CART-Her-1 cells were generated from 50 to 80 ml peripheral blood after a 10 to 12-day in vitro expansion, and the total CAR-expressing T cell number of 1×10^{6}/kg was set as an output control. The frequency of Her-1 positive cells in tumor tissues was calculated by means of immunohistochemical staining. Serum cytokines such as IL-6, IL-2, TNF-a, copy numbers of CAR-Her-1 transgene in peripheral blood and tissue biopsy, were monitored periodically according to assigned protocol.
- Clinical responses were evaluated with RECIST1.1 and immune-related response criteria, and adverse events were graded with CTCAE 4.0.

Figure 1. Study flow chart



Immuno-histochemistry Examination of Her-1
SCREEN AND ENROLLMENT
Tumor size <3 cm or Tumor size ≥3 cm but could not tolerate the toxicity of chemotherapy
Cohort 1
Non-conditioning
Tumor size ≥3 cm
Randomized
Cohort 2
Cyclophosphamide alone
Cohort 3
Cyclophosphamide +chemotherapy
Schedule of CART therapy
Screen
Therapy
Follow-up
PD/Death
Wk-4
Wk-2
Day-7
Day-3~-2
Day0~4
Day5~9
Day29
Month2
Month3
PMBC collected
1.Chemo-therapy
2.CTX
CAR-T cells infusion (escalating dose)
Exogenous IL-2 injection
Conditioning regimen
Cohort 1: Non 1 or 2
Cohort 2: Only 2
Cohort 3: 1+2
CART-Her-1cell products manufacturing
Two transduction on the second and third day after PBMC collected

Figure 2. Schematic representation of Her-1 CAR



Anti-Her-1 scFv
V_L
V_H
CD8α hinge and TM
CD137
CD3ζ

Eligibility Criteria

- Eligible patients were aged 18 years or older.
- Histologically confirmed advanced NSCLC with Her-1 expression(>50% expression).
- Eastern Cooperative Oncology Group performance status of 0-2.
- Measurable lesions .
- Received at least two cycles of chemotherapy or targeted therapy with poor outcomes.
- Provided written informed consent.

The Ethics Committees of the PLA General Hospital approved the study protocol.

RESULTS

- Of 11 evaluable patients, The disease control rate was 63.6%, 2 received PR and 5 had stable disease for 2 to 8 months, among whom pathological eradication of Her-1 positive tumor cells after CART treatment was observed in biopsied tumor mass from 2 patients.
- Infusions of CART-Her-1 cells were well tolerated without severe toxicity.
- Compared to that in the synchronical peripheral blood, a significant elevation of CAR-Her-1 copy number was observed in all biopsy tissues from 4 patients.

Table 1. Patient Clinical Characteristics

Patient No.	Age (years)	Sex	Histology	Status at enrollment	Conditioning	CART Cells ($\times10^7$/kg)	Response	Response duration (months)[a]
1	55	F	Adeno-carcinoma	RF	None	0.24	SD	5.7
2	66	F	Adeno-carcinoma	RF	CTX	2.51	PD	
3	60	F	Adeno-carcinoma	RF	CTX	0.59	PD	
4	59	M	Squamous cell carcinoma	RL	None	0.99	PD	
5	47	F	Squamous cell carcinoma	RF	PC/CTX	0.76	PD	
6	50	F	Adeno-carcinoma	RF	DP/CTX	1.19	SD	2.4
7	59	M	Squamous cell carcinoma	RF	None	0.36	SD	8+
8	40	M	Adeno-carcinoma	RF	PC/CTX	1.37	PR	3.5
9[b]	61	F	Adeno-carcinoma &MCL	RF	DP/CTX	1.94	PR	2
10	46	M	Adeno-carcinoma	RF	None	0.89	SD	5.5+
11	56	M	Adeno-carcinoma	RF	DP/CTX	0.04	SD	2

Abbreviations: PR, partial response; SD, stable disease; PD, progressive disease; RF: refractory; RL: relapsed; DDP, cisplatin; CTX, cyclophosphamide; PC: Pemetrexed +DDP; DP: Docetaxel+ DDP.

a. Response duration is time from first documentation of response, which was 1 months post CAR-Her-1 T cells infusion, until progression.

b. Patient 9, having a history of Mantle Cell Lymphoma (MCL), was diagnosed as right lung adenocarcinoma 1 year ago and PET/CT identified the relapse of MCL meanwhile. Considering the co-existence of lung cancer and MCL, she was administrated with chemotherapy regimens consisted of gemcitabine, cyclophosphamide, vindesine and prednisone (COP), which could be effective to both malignancies.

Table 2. Immunohistochemistry examination of Her-1

Patients No.	Intensity Score	Grade
1	++	4
2	++	4
3	++	4
4	+	4
5	++	3
6	++	3
7	++	4
8	+++	3
9	++	4
10	++	4
11	+++	3

Her-1, human epidermal receptor 1.

Immunohistochemistry intensity score: 0, +, ++ or +++.

Grade (percent of positive cells): 1 (1% to 25%), 2 (26% to 50%), 3 (51% to 75%), or 4 (76% to 100%).

Figure 3. Specific cytotoxicity of CART-Her-1 cells to the Her-1 expressing tumor cells



A
B
MFI
C

(A) Results of a 4-hour CCK8 analysis at effector/tumor cell (E:T) ratio of 5:1, 10:1, 20:1 and 40:1. The effector cells were CART-Her-1, mock and NT cells. The target cells were A549 (Her-1+) human lung carcinoma cell line, MCF7 (Her-1+) human breast carcinoma cell line, HeLa (Her-1+) human cervical carcinoma cell line, and A2780 (Her-1-) human ovarian cancer cell line. Results are representative of all patients' T cell products as means ± SD (CART-Her-1 versus Mock and NT, P < 0.001, two-way ANOVA test, GraphPad Prism 6.0). NT indicates non-viral transduction T cells. (B) Her-1 expression in A549, MCF7, HeLa and A2780 cells was determined by flow cytometry. These tumor cells were incubated with anti-Her-1 primary antibody (Abcam) and goat anti-mouse IgG PE-conjugated antibody (Jackson ImmunoResearch Laboratories). MFI indicates mean fluorescence intensity. Results are representative of three experiments. (C) ELISA assay showing the level of cytokines, including IL-2, IL-4, IL-6, TNF-alpha, IFN-gamma, GM-CSF and Gram B, in supernatants from CART-Her-1 cells co-cultured with A549, MCF7, HeLa or A2780 cells at an E: T ratio of 20:1 for 24 hours. Results are representative of all patients' T cell products as means ± SD (*P < 0.001 versus Mock and NT, two-way ANOVA test, GraphPad Prism 6.0).

Figure 4. In vivo persistence of CART-Her-1 cells



A
Days after infusion
B
Tumor biopsy
Peripheral blood

(A) The persistence of the infused CART-Her-1 cells in the peripheral blood. Q-PCR was used to assess the level and kinetics of CART-Her-1 cells using the DNA obtained from the PBMCs of all patients, which were harvested before and at serial time points after CART-Her-1 cell infusion. (B) Correlations of the CAR copy numbers in tumor biopsy versus peripheral blood collected at the same time. Q-PCR analyses showing the levels of CART-Her-1 cells using the DNA obtained from ultrasound-guided biopsy of malignant lymph nodes or tumor tissues. Malignant lymph nodes were separately collected at 26 weeks in patient 1 and at 16 weeks in patient 8 after CART-Her-1 cell infusion. Tumor tissues in the lung were separately collected at 6 weeks in patient 2, at 6 weeks in patient 6 and at 6 weeks and 16 weeks in patient 8 after CART cell infusion. Ly indicates malignant lymph node, and Tu indicates tumor tissue from the lung.

Figure 5. The cytokine levels in all patients before and after CART-Her-1 cell infusion



Days after infusion

Serum was obtained from the peripheral blood of each patient before and at serial time points after CART-Her-1 cell infusion. BD Biosciences microbeads sandwich immunoassay was used to show the changes in the serum cytokine levels in all patients.

Figure 6. Computed tomography (CT) imaging confirmed the clinical efficacy of anti-Her-1 CART cells



A
Before treatment
After treatment
B
C

(A) Reduction of pleural effusion and slight shrinkage of metastatic hilar lymph node and pleural nodule in patient 1 were presented by Computed tomography (CT) scans after the infusion of CART cell (red arrow). (B) CT images showed the shrinkage of primary tumor in patient 8 (red arrow). (C) CT examination found the absorption of pleural effusion and remarkable regression of lung lesion in patient 9 after CART treatment.

Figure 7. Immunohistochemical staining showed T cells infiltration into tumor site and decrease of tumor cells with Her-1 expression after CART cell infusion



Before treatment
After treatment
A
CD3
EGFR
B
C
1 month after infusion
3.5 months after infusion

(A) Tissue biopsy obtained from patient 1 at the supraclavicular lymph node metastasis showed the enrichment of CD3+ cells and reduction of Her-1-positive tumor cells, suggesting that the anti-Her-1 CART cells could traffic into the tumor tissues and might be related to the eradication of Her-1-expressing tumor cells. (B) Patient 6 was biopsied at the same lesion in right lung one month after CART cell infusion with a result of disappearance of Her-1 expressing tumor cells and blast of cells without Her-1 expression. (C) Patient 8 was sampled 1 month and 3.5 months after the infusion of anti-Her-1 CART cells, immunohistochemistry examination of the biopsied tumor tissue presented a continuous reduction of Her-1 positive tumor cells.

Table 3. Adverse events Graded According to National Cancer Institute Common Terminology Criteria for Adverse Events Version 4.0

Adverse events	Grade 1~2		Grade 3~4	
	No. of Patients	%	No. of Patients	%
Rash/Acne/Dry Skin	2	18.2	0	0
Nausea	1	9.1	0	0
Vomiting	1	9.1	0	0
Dyspnea	4	36.4	0	0
Hypotension	1	9.1	0	0
Serum amylase elevation	1	9.1	0	0
Serum lipase elevation	0	0	1	9.1

CONCLUSION

- Adoptive CART immune cell transfer protocol targeting Her-1 is safe, feasible and effective for Her-1 positive advanced relapsed/refractory NSCLC patients.

ACKNOWLEDGEMENTS

- This research was supported by Science and Technology Planning Project of Beijing City (number Z151100003915076 to WDH) and National Natural Science Foundation of China (number 31270820 and number 81230061 to WDH).
- This study was supported by Cellular Biomedicine Group Inc.

REFERENCES

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2.Kochenderfer JN, et al. *J Clin Oncol* 2015; **33**:540-549.
3.Kershaw MH, et al. Oncoimmunology 2013; **2**:e25962.